EXECUTION VERSION

AMENDMENT NO. 1 TO CREDIT AGREEMENT
This AMENDMENT NO. 1, dated as of December 2, 2015 (this “Amendment”), is to that certain Credit Agreement, dated as of May 13, 2011, as amended and restated as of September 12, 2013 (as further amended, restated, supplemented, or otherwise modified from time to time, the “Credit Agreement”), among PANDORA MEDIA, INC., a Delaware corporation (the “Borrower”), the LENDERS party thereto (collectively, the “Lenders”) and JPMORGAN CHASE BANK, N.A., as the administrative agent. Capitalized terms used herein and not otherwise defined herein shall have the meanings ascribed to such terms in the Credit Agreement.
RECITALS
WHEREAS, the Borrower has requested that certain amendments be made to the Credit Agreement on the terms and conditions set forth below.
WHEREAS, the Required Lenders have agreed to make such requested amendments to the Credit Agreement.
NOW, THEREFORE, in consideration of the continued performance by the Borrower of its obligations under the Credit Agreement and the other Loan Documents, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Borrower and the Required Lenders agree as follows:
AGREEMENT
1.Amendments to the Credit Agreement. Subject to the satisfaction of the conditions precedent set forth in Section 3 below, the Credit Agreement is hereby amended as follows:
(a)    The definition of “Permitted Call Spread Hedge Agreements” in Section 1.01 of the Credit Agreement is amended (i) to insert the following phrase after the word “call” in clause (a) thereof: “or a capped call” and (ii) to insert the following phrase at the beginning of clause (b) thereof: “if entered by the Borrower in connection with any Hedge Agreement described in clause (a) above,”.
(b)    The definition of “Permitted Convertible Notes” in Section 1.01 of the Credit Agreement is amended and restated in its entirety to read as follows:
““Permitted Convertible Notes” means any notes issued by the Borrower that are convertible into common stock of the Borrower or cash in lieu of all or any portion of such shares of common stock; provided that (a) the stated final maturity thereof shall be no earlier than 91 days after the Maturity Date, and shall not be subject to any conditions that could result in such stated final maturity occurring on a date that precedes the 91st day after the Maturity Date (it being understood that a repurchase of such notes on account of the occurrence of a “fundamental change” or any redemption of such notes at the option of the Borrower shall not be deemed to constitute a change in the stated final maturity thereof), (b) such notes shall not be required to be repaid, prepaid, redeemed, repurchased or defeased, whether on one or more fixed dates, upon the occurrence of one or more events or at the option of any holder thereof (except, in each case, upon the occurrence of an event of default, a “fundamental change” or following the Borrower’s election to redeem such notes) prior to the 91st day after the Maturity Date, (c) the terms, conditions and covenants of such notes shall be such as are typical and customary for notes of such type (as determined by the Board of Directors of the Borrower in good faith), (d) no Subsidiary that is not a Loan Party shall Guarantee obligations of the Borrower thereunder, and each such Guarantee shall provide for the release and termination thereof, without action by any Person, upon any release and termination of the Guarantee by such Subsidiary of the Loan Document Obligations, and (e) the obligations in respect thereof (and any Guarantee thereof) shall not be secured by any Lien on any asset of the Borrower or any Subsidiary.”
(c)    Section 6.01(k) of the Credit Agreement is amended to delete the figure “$300,000,000” and insert therefor the figure “$500,000,000”.
(d)    Section 6.08(a) of the Credit Agreement is amended to (i) insert the word “and” immediately before Clause (a)(vii)(B) thereof and (ii) delete Clause (a)(vii)(C) thereof.
(e)    Section 6.08(b)(iii) of the Credit Agreement is amended to delete the word “solely”.
(f)    Section 6.08(b)(v) of the Credit Agreement is amended (i) to delete the word “and” at the end of clause (v) thereof, (ii) to replace the “.” at the end of clause (vi) thereof with “;” and (iii) to insert the following two clauses in numerical order:
“(vii) the repayment of any such Indebtedness on the final stated maturity thereof, provided that such final stated maturity satisfies the respective requirements set forth in the definitions of “Permitted Convertible Notes” and “Permitted Subordinated Notes”, as the case may be; and”
“(viii) the documents governing any such Indebtedness may contain customary “fundamental change” or “change of control” provisions, provided that no payments or other distributions may be made under any such provisions except to the extent permitted by the other clauses of this Section 6.08(b).”
(g)    Clause (g) of Article VII of the Credit Agreement is amended to append the following phrase to Clause (B) thereof: “or as a result of any voluntary prepayment, repurchase, redemption or defeasance thereof by the Borrower or any Subsidiary in the absence of any default (or a similar event, however denominated) thereunder”.
2.    Representations and Warranties. The Borrower represents and warrants that:
(a)    this Amendment has been duly authorized, executed, and delivered by the Borrower and constitutes a legal, valid, and binding obligation of the Borrower, enforceable against it in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium, or other laws affecting creditors’ rights generally, concepts of reasonableness, and general principles of equity, regardless of whether considered in a proceeding in equity or at law;
(b)    the representations and warranties of each Loan Party set forth in the Credit Agreement and the other Loan Documents are true and correct (i) in the case of the representations and warranties qualified as to materiality, in all respects, and (ii) otherwise, in all material respects, in each case on and as of the date hereof, except in the case of any such representation and warranty that expressly relates to a prior date, in which case the Borrower only represents and warrants that such representation and warranty was so true and correct on and as of such prior date; and

(c)    as of the date hereof, no Default or Event of Default has occurred and is continuing.
3.    Effectiveness of this Amendment; Conditions Precedent. This Amendment shall become effective on the first date (the “Amendment Effective Date”) on which the following conditions shall have been satisfied:
(a)    The Administrative Agent shall have executed a counterpart hereto and shall have received from the Borrower and the Required Lenders either (i) a counterpart of this Amendment signed on behalf of such party or (ii) evidence satisfactory to the Administrative Agent (which may include a facsimile transmission or electronic transmission of a “pdf” copy of a signature by such party of a counterpart hereof) that such Person has signed a counterpart of this Amendment.
(b)    The Administrative Agent shall have received a certificate, dated the Amendment Effective Date and signed by the chief executive officer or the chief financial officer of the Borrower, certifying that the representations and warranties set forth in Section 2 hereof are true and correct as of the Amendment Effective Date.
(c)    The Administrative Agent shall have received reimbursement of all reasonable out-of-pocket expenses (including the reasonable fees, charges and disbursements of counsel) required to be reimbursed by the Borrower under the Credit Agreement in respect of this Amendment.
4.    Miscellaneous.
(a)    No Novation. Except as expressly set forth herein, this Amendment shall not by implication or otherwise limit, impair, constitute a waiver of, or otherwise affect the rights and remedies of the Administrative Agent, the Issuing Banks or the Lenders under the Credit Agreement or any other Loan Document, and shall not alter, modify, amend, or in any way affect any of the terms, conditions, obligations, covenants, or agreements contained in the Credit Agreement or any other Loan Document, all of which shall continue in full force and effect in accordance with the provisions thereof. Nothing herein shall be deemed to entitle any Loan Party to a consent to, or a waiver, amendment, modification, or other change of, any of the terms, conditions, obligations, covenants, or agreements contained in the Credit Agreement or any other Loan Document in similar or different circumstances.
(b)    Effect. Upon the effectiveness of this Amendment, each reference in the Credit Agreement to “this Agreement,” “hereunder,” “hereof,” or words of like import shall mean and be a reference to the Credit Agreement as modified hereby and each reference in the other Loan Documents to the Credit Agreement, “thereunder,” “thereof,” or words of like import shall mean and be a reference to the Credit Agreement as modified hereby. Except as expressly provided in this Amendment, all of the terms, conditions and provisions of the Credit Agreement shall remain the same. This Amendment shall constitute a Loan Document for all purposes of the Credit Agreement and the other Loan Documents.
(c)    Governing Law. THIS AMENDMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK.
(d)    Counterparts. This Amendment may be executed by the parties hereto in several counterparts, each of which shall be deemed to be an original and all of which together shall be deemed to be one and the same instrument. Delivery of an executed counterpart of a signature page to this Amendment by telecopy, e-mailed .pdf, or any other electronic means that reproduces an image of the actual executed signature page shall be effective as delivery of a manually executed counterpart of this Amendment.
(e)    Severability. Any provision of this Amendment held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.
(f)    Headings. The various headings of this Amendment are inserted for convenience of reference only and shall not affect the meaning or interpretation of this Amendment or any provisions hereof.
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IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the day and year first above written.
BORROWER:

PANDORA MEDIA, INC.

By: /s/ Michael S. Herring
Name: Michael Herring
Title: Chief Financial Officer

Amendment No. 1 to Credit Agreement

JPMORGAN CHASE BANK N.A.,
as the Administrative Agent and as a Lender

By: /s/ John Kowalczuk

Name:	John Kowalczuk

Title:	Executive Director

Amendment No. 1 to Credit Agreement

MORGAN STANLEY BANK, N.A.,
as a Lender

By: /s/ Gilroy D’Souza

Name:	Gilroy D’Souza

Title:	Authorized Signatory

Amendment No. 1 to Credit Agreement